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Exhibit 1.3

Maxim Group, LLC 405 Lexington Avenue, 2nd Floor New York, NY 10174	I-Bankers Securities Incorporated 1560 East Southlake Boulevard, Ste. 232 Southlake, TX 76092
  Re:
  Public Offering of Ordinary Shares of Gentium, S.p.A.

Ladies and Gentlemen:

        The undersigned is the beneficial owner of Series A Convertible Promissory Notes and associated Warrants to purchase Ordinary Shares issued in the Company's private placement (collectively, the Notes and Warrants and ordinary shares issuable upon conversion of the Notes and exercise of the Warrants are hereinafter referred to as the "Securities"), of Gentium, S.p.A., a Republic of Italy corporation (the "Company") understands that Maxim Group, LLC and I-Bankers Securities Incorporated, as Representatives of the Underwriters (the "Representatives"), intend to enter into an Underwriting Agreement with the Company providing for the initial public offering under the Securities Act of 1933, as amended, of up to 2,700,000 Ordinary Shares (the "Offering").

        In order to induce the Company, you and the other Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, the undersigned agrees, for the benefit of the Company, you and the other Underwriters, that he will not, without the prior written consent of the Representatives: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Securities beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired upon conversion of the Notes or exercise of the Warrants; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities owned by the undersigned, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to, the registration of the Securities or any security convertible into or exercisable or exchangeable for the Securities for a period of 270 days subsequent to the Effective Date (as defined in the Underwriting Agreement) (the "Lock-Up Period"). The undersigned further understands and agrees that in order to comply with applicable National Association of Securities Dealers, Inc.'s rules and regulations regarding publication of research reports, the Representatives, on the one hand, and the undersigned, on the other hand, may agree in writing to extend the Lock-Up Period for up to eighteen (18) days after the expiration, waiver or termination of this Lock-Up Agreement (the "Termination Date"). Nothing contained herein shall prohibit transfers of the Securities or part thereof as a bona fide gift provided that any donee thereof agrees in writing to be bound by the terms hereof.

        The undersigned confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities or securities convertible into or exchangeable or exercisable for the Securities, held by the undersigned except in compliance with this agreement.

        This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        This agreement is effective as of the date hereof and shall terminate and become null and void on the earlier of (i) the Termination Date; or (ii) the close of business on the date that the registration statement filed pursuant to the Securities Act of 1933, as amended, to effect the Offering is withdrawn by the Company without having been declared effective.

Very truly yours,
Dated: , 2005	Signature
Printed Name and Title (if applicable)
Address
Principal amount of Notes: $

Maxim Group, LLC 405 Lexington Avenue, 2nd Floor New York, NY 10174	I-Bankers Securities Incorporated 1560 East Southlake Boulevard, Ste. 232 Southlake, TX 76092
  Re:
  Public Offering of Ordinary Shares of Gentium, S.p.A.

Ladies and Gentlemen:

        The undersigned, the holder of options (the "Options") to purchase            ordinary shares (together with the Options, the "Securities") of Gentium, S.p.A., a Republic of Italy corporation (the "Company") understands that Maxim Group, LLC and I-Bankers Securities Incorporated, as Representatives of the Underwriters (the "Representatives"), intend to enter into an Underwriting Agreement with the Company providing for the initial public offering under the Securities Act of 1933, as amended, of up to 2,700,000 ordinary shares (the "Offering").

        In order to induce the Company, you and the other Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, the undersigned agrees, for the benefit of the Company, you and the other Underwriters, that he will not, without the prior written consent of the Representatives: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, the Securities beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired upon exercise of the Options; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities owned by the undersigned, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to, the registration of the Securities or any security convertible into or exercisable or exchangeable for the Securities for a period of eighteen (18) months subsequent to the Effective Date (as defined in the Underwriting Agreement) (the "Lock-Up Period"); provided, however, that if the average price per share of the Ordinary Shares as quoted on the American Stock Exchange equals or exceeds 200% of the initial offering price of the Ordinary Shares in the Offering for a minimum of twenty (20) continuous trading days, the Securities may be released from the lock-up at the request of the holder. The undersigned further understands and agrees that in order to comply with applicable National Association of Securities Dealers, Inc.'s rules and regulations regarding publication of research reports, the Representatives, on the one hand, and the undersigned, on the other hand, may agree in writing to extend the Lock-Up Period for up to eighteen (18) days after the expiration, waiver or termination of this Lock-Up Agreement (the "Termination Date"). Nothing contained herein shall prohibit transfers of the Securities or part thereof as a bona fide gift provided that any donee thereof agrees in writing to be bound by the terms hereof.

        The undersigned confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities or securities convertible into or exchangeable or exercisable for the Securities held by the undersigned except in compliance with this agreement.

        This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        This agreement is effective as of the date hereof and shall terminate and become null and void on the earlier of (i) the Termination Date; or (ii) the close of business on the date that the registration statement filed pursuant to the Securities Act of 1933, as amended, to effect the Offering is withdrawn by the Company without having been declared effective.

Very truly yours,
Dated: , 2005	Signature
Printed Name and Title (if applicable)
Address

Maxim Group, LLC 405 Lexington Avenue, 2nd Floor New York, NY 10174	I-Bankers Securities Incorporated 1560 East Southlake Boulevard, Ste. 232 Southlake, TX 76092
  Re:
  Public Offering of Ordinary Shares of Gentium, S.p.A.

Ladies and Gentlemen:

        The undersigned, the holder of options (the "Options") to purchase 85,000 ordinary shares (together with the Options, the "Securities") of Gentium, S.p.A., a Republic of Italy corporation (the "Company") understands that Maxim Group, LLC and I-Bankers Securities Incorporated, as Representatives of the Underwriters (the "Representatives"), intend to enter into an Underwriting Agreement with the Company providing for the initial public offering under the Securities Act of 1933, as amended, of up to 2,700,000 ordinary shares (the "Offering").

        In order to induce the Company, you and the other Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, the undersigned agrees, for the benefit of the Company, you and the other Underwriters, that he will not, without the prior written consent of the Representatives: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, the Securities, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired upon exercise of the Options; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities owned by the undersigned, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to, the registration of the Securities or any security convertible into or exercisable or exchangeable for the Securities for a period of 365 days subsequent to the Effective Date (as defined in the Underwriting Agreement) (the "Lock-Up Period"). The undersigned further understands and agrees that in order to comply with applicable National Association of Securities Dealers, Inc.'s rules and regulations regarding publication of research reports, the Representatives, on the one hand, and the undersigned, on the other hand, may agree in writing to extend the Lock-Up Period for up to eighteen (18) days after the expiration, waiver or termination of this Lock-Up Agreement (the "Termination Date"). Nothing contained herein shall prohibit transfers of the Securities or part thereof as a bona fide gift provided that any donee thereof agrees in writing to be bound by the terms hereof.

        The undersigned confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities or securities convertible into or exchangeable or exercisable for the Securities, held by the undersigned except in compliance with this agreement.

        This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        This agreement is effective as of the date hereof and shall terminate and become null and void on the earlier of (i) the Termination Date; or (ii) the close of business on the date that the registration statement filed pursuant to the Securities Act of 1933, as amended, to effect the Offering is withdrawn by the Company without having been declared effective.

Very truly yours,
Dated: , 2005	Cary Grossman Gentium S.p.A. 9821 Katy Freeway, Suite 500 Houston, TX 77024

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  Exhibit 1.3